Exhibit 99

Press Release

January 27, 2012

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES INCREASE OF 16.1% IN 2011 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS AND INCREASE IN QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, today reported fourth quarter net income available to common shareholders of $3.7 million. This represents $0.21 per share. Net income available to common shareholders for the fourth quarter of 2010 was $2.9 million, or $0.17 per common share. Net income available to common shareholders for the entire year of 2011 was $12.9 million ($.74 per share) compared to $11.1 million ($.64 per share) for the same period in 2010, representing a 16.1 percent increase. The common stock of the Company registered a 23 percent increase in value during 2011.

On January 25, 2012, West Bancorporation's Board of Directors declared a quarterly dividend of $0.08 per share. The dividend is payable on February 28, 2012, to shareholders of record on February 6, 2012. This is an increase of $0.01 per share, or 14 percent, over the previous quarterly dividend.

The provision for loan losses for 2011 was $5.5 million less than 2010. The provision for loan losses for the fourth quarter of 2011 was actually a credit of $400,000. “It is somewhat uncommon to reduce the allowance for loan losses through a “negative” provision, but a combination of a significant loan recovery, improving net charge-off experience and a decline in the loans outstanding required that result,” said Dave Nelson, President and CEO of West Bancorporation. Following growth during the second and third quarters, loans outstanding declined $27.7 million during fourth quarter 2011. This was attributable to the unexpected payoff of three large loans. “Our loan pipeline is improving and we believe over the long term West Bank is well-positioned to grow its loan portfolio,” reported Nelson.

Fourth quarter 2011 results included write-downs on the carrying value of other real estate owned of $898,000 on a pre-tax basis. This is lower than the write-down in the third quarter, but signifies the continued weakness in the real estate market, particularly for land and developed lots.

The Board also set the record date for the Annual Meeting of Shareholders as February 23, 2012. The meeting will be held April 26, 2012.

The Company intends to file its annual report on Form 10-K with the Securities and Exchange Commission around March 9, 2012. Please refer to that document for a more in-depth discussion of our results. The Form 10-K document will be available on the Investor Relations section of West Bank's website at www.westbankiowa.com.

The Company will discuss its fourth quarter 2011 results during a conference call scheduled for today, Friday, January 27, 2012, at 2:00 p.m. Central Time. The telephone number for the conference call is 877-317-6789. A recording of the call will be available until February 9, 2012, at 877-344-7529, pass code: 10008377.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, and one full-service office in Coralville.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “should,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports made by the Company to the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF CONDITION	December 31, 2011	December 31, 2010
Assets
Cash and due from banks	$35,772	$20,069
Short-term investments	51,332	67,885
Securities	294,497	267,537
Loans held for sale	4,089	4,452
Loans	838,959	888,649
Allowance for loan losses	(16,778)	(19,087)
Loans, net	822,181	869,562
Bank-owned life insurance	25,724	25,395
Other real estate owned	10,967	19,193
Other assets	24,962	31,370
Total assets	$1,269,524	$1,305,463

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$268,887	$230,277
Interest-bearing:
Demand	158,141	142,031
Savings	343,312	313,850
Time of $100,000 or more	98,743	178,388
Other Time	88,290	107,526
Total deposits	957,373	972,072
Short-term borrowings	55,841	55,009
Long-term borrowings	125,619	125,619
Other liabilities	7,240	7,327
Stockholders' equity	123,451	145,436
Total liabilities and stockholders' equity	$1,269,524	$1,305,463

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income	Dividends	High	Low
2011
1st quarter	$0.23	$—	$8.00	$6.75
2nd quarter	0.12	0.05	8.89	6.94
3rd quarter	0.18	0.05	10.00	7.31
4th quarter	0.21	0.07	10.39	7.92

2010
1st quarter	$0.16	$—	$6.64	$4.80
2nd quarter	0.12	—	9.04	6.32
3rd quarter	0.19	—	7.28	5.51
4th quarter	0.17	0.05	8.19	6.13

(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown, or commissions.

	Three months ended December 31,		Year ended December 31,
PERFORMANCE HIGHLIGHTS	2011	2010	2011	2010
Return on average equity	12.08%	9.45%	11.27%	9.49%
Return on average assets	1.14%	0.98%	1.18%	0.86%
Net interest margin	3.49%	3.46%	3.58%	3.04%
Efficiency ratio	51.59%	45.68%	49.27%	47.28%

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended		Year ended
	December 31,		December 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2011	2010	2011	2010
Interest income
Loans	$11,539	$12,699	$46,640	$53,215
Securities	1,439	1,652	6,445	7,387
Other	64	95	234	541
Total interest income	13,042	14,446	53,319	61,143
Interest expense
Deposits	1,598	2,170	6,941	13,217
Short-term borrowings	43	40	174	210
Long-term borrowings	1,214	1,210	4,802	5,596
Total interest expense	2,855	3,420	11,917	19,023
Net interest income	10,187	11,026	41,402	42,120
Provision for loan losses	(400)	650	550	6,050
Net interest income after provision for loan losses	10,587	10,376	40,852	36,070
Noninterest income
Service charges on deposit accounts	825	836	3,244	3,361
Debit card usage fees	360	335	1,453	1,329
Service fee from SmartyPig, LLC	—	—	—	1,314
Trust services	191	202	792	818
Gains and fees on sales of residential mortgages	640	489	1,454	1,533
Increase in cash value of bank-owned life insurance	217	205	884	869
Gain from bank-owned life insurance	—	2	637	422
Other income	207	285	996	1,006
Total noninterest income	2,440	2,354	9,460	10,652
Investment securities gains (losses), net
Total other than temporary impairment losses	(77)	—	(99)	(305)
Portion of loss recognized in other comprehensive income (loss)
before taxes	—	—	—	—
Net impairment losses recognized in earnings	(77)	—	(99)	(305)
Realized securities gains (losses), net	—	(13)	—	40
Investment securities gains (losses), net	(77)	(13)	(99)	(265)
Noninterest expense
Salaries and employee benefits	3,596	2,816	13,194	10,996
Occupancy	864	804	3,342	3,207
Data processing	491	449	1,921	1,815
FDIC insurance expense	187	802	1,298	3,082
Other real estate owned expense	953	1,059	2,883	1,716
Professional fees	122	255	878	959
Miscellaneous losses	302	122	455	1,330
Other expense	1,188	1,094	4,902	4,639
Total noninterest expense	7,703	7,401	28,873	27,744
Income before income taxes	5,247	5,316	21,340	18,713
Income taxes	1,515	1,816	6,072	5,330
Net income	3,732	3,500	15,268	13,383
Preferred stock dividends and accretion of discount	—	(571)	(2,387)	(2,284)
Net income available to common stockholders	$3,732	$2,929	$12,881	$11,099